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                                                                    Exhibit 21.1

                         THE GREENBRIER COMPANIES, INC.
                              LIST OF SUBSIDIARIES



                                                                   Names Under
                                                      State of      Which Does
          Name                                     Incorporation    Business
          ----                                     -------------    --------
3048389 Nova Scotia Limited                         Nova Scotia,        N/A
                                                       Canada
Autostack Corporation                                    OR             N/A
Greenbrier-Concarril, LLC                                DE             N/A
Greenbrier de Mexico, S.R.L. de C.V.                   Mexico           N/A
Greenbrier Europe B.V.                              Netherlands         N/A
Greenbrier Germany GmbH                               Germany           N/A
                                                                     Greenbrier
Greenbrier Leasing Corporation                           DE          Intermodal
Greenbrier Leasing Limited                              Nova            N/A
                                                       Scotia,
                                                       Canada
Greenbrier Leasing Limited Partner, LLC                  DE             N/A
Greenbrier Management Services, LLC                      DE             N/A
Greenbrier Leasing, L.P.                                 DE             N/A
Greenbrier Logistics, Inc.                               OR             N/A
Greenbrier Railcar, Inc.                                 DE             N/A
Greenbrier U.K. Limited                                United           N/A
                                                      Kingdom
Gunderson-Concarril, S.A. de C.V.                      Mexico           N/A
Gunderson, Inc.                                          OR             N/A
Gunderson Leasing, Inc.                                  OR             N/A
Gunderson Marine, Inc.                                   OR             N/A
Gunderson Rail Services, Inc.                            OR             N/A
InterAmerican Logistics Inc.                          Ontario,          N/A
                                                       Canada
Superior Transportation Systems, Inc.                    OR             N/A
Tolan O'Neal Transportation & Logistics, Inc.            WA             N/A
TrentonWorks Limited                                Nova Scotia,        N/A
                                                       Canada
WagonySwidnica S.A.                                    Poland           N/A
Gunderson Specialty Products, LLC                        DE             N/A
Ohio Castings Company, LLC                               DE             N/A
Chicago Castings Company, LLC                            DE             N/A
Alliance Castings Company, LLC                           DE             N/A